Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

Board of Directors

Medalist Diversified REIT, Inc.

Richmond, Virginia

We hereby consent to the use in this Registration Statement on Form S-11 of Medalist Diversified REIT, Inc. and subsidiaries (the “Company”) of our report dated March 24, 2020, with respect to the consolidated balance sheets of the Company as of December 31, 2019 and 2018, and of the related consolidated statements of operations, changes in stockholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2019, and the related notes and schedule III, included in this Registration Statement, and to the reference to our firm under the heading “Experts” in this Registration Statement.

/s/ Cherry Bekaert LLP

Richmond Virginia

December 22, 2020

Consent of Independent Auditor

Board of Directors

Medalist Diversified REIT, Inc.

Richmond, Virginia

We hereby consent to the use in the Registration Statement on Form S-11 of Medalist Diversified REIT, Inc. and subsidiaries of our report dated September 24, 2019, with respect to the statement of revenues and certain operating expenses of the Ashley Plaza shopping center for the year ended December 31, 2018, included in this Registration Statement, and to the reference to our firm under the heading “Experts” in this Registration Statement.

/s/ Cherry Bekaert LLP

Richmond, Virginia

December 22, 2020

Consent of Independent Auditor

Board of Directors

Medalist Diversified REIT, Inc.

Richmond, Virginia

We hereby consent to the use in this Registration Statement on Form S-11 of Medalist Diversified REIT, Inc. and subsidiaries of our report dated October 15, 2019, with respect to the statement of revenues and certain operating expenses of 48 Brookfield Oaks Drive for the year ended December, 31, 2018, included in this Registration Statement, and to the reference to our firm under the heading “Experts” in this Registration Statement.

/s/ Cherry Bekaert LLP

Richmond, Virginia

December 22, 2020